Exhibit 99.1

MannKind Corporation Reports 2013 Third Quarter Financial Results

- Conference Call to Begin Today at 5:00 PM ET -

VALENCIA, Calif.--(BUSINESS WIRE)--November 4, 2013--MannKind Corporation (Nasdaq:MNKD) today reported financial results for the third quarter ended September 30, 2013.

For the third quarter of 2013, total operating expenses were $44.8 million, compared to $35.5 million for the third quarter of 2012, an increase of $9.3 million. Research and development (R&D) expenses were $27.3 million for the third quarter of 2013 compared to $25.5 million for the same quarter in 2012, an increase of $1.8 million, or 7%, primarily due to an increase in non-cash stock compensation expense, partially offset by a decrease in clinical trial related expenses with the completion of studies 171 and 175 last quarter. General and administrative (G&A) expenses increased by $7.4 million to $17.5 million for the third quarter of 2013 compared to $10.1 million in the third quarter of 2012. This 73.3% increase in G&A expense was primarily due to an increase in non-cash stock compensation expense of $6.7 million in the third quarter of 2013 compared to the same quarter of the prior year.

For the nine months of 2013, operating expenses totaled $122.8 million, compared to $113.5 million for the same period in 2012. Total R&D expenses for the nine months ended September 30, 2013 increased $4.5 million, or 5.9%, compared to the same period in 2012, primarily due to an increase in non-cash stock compensation expense partially offset by a decrease in clinical trial related expense in 2013 with the completion of studies 171 and 175 in the second quarter of 2013. G&A expenses increased by $4.8 million, or 12.9%, to $42.1 million for the nine months of 2013 as compared to $37.3 million in the same period in 2012. The increase was primarily due to increased stock compensation expense and professional fees in 2013 partially offset by the $7.7 million litigation settlement accrual recorded in 2012.

The net loss applicable to common stockholders for the third quarter of 2013 was $50.8 million, or $0.17 per share based on 296.4 million weighted average shares outstanding, compared with a net loss applicable to common stockholders of $42.8 million, or $0.22 per share based on 190.5 million weighted average shares outstanding for the third quarter of 2012. The number of common shares outstanding at September 30, 2013 was 309,993,285.

Cash and cash equivalents were $93.8 million at September 30, 2013 and $61.8 million at December 31, 2012. Subsequent to September 30, 2013, the Company received $45.0 million in proceeds from the exercise of warrants issued in MannKind’s October 2012 public offering. Additionally, The Mann Group exercised warrants resulting in the issuance of 30,000,000 restricted shares of MannKind’s common stock in exchange for the cancellation of $78.0 million in outstanding principal indebtedness owed by MannKind under the parties’ loan arrangement. Concurrently with the cancellation of principal indebtedness, MannKind capitalized into new principal indebtedness approximately $7.9 million of accrued interest. In addition, in October 2013, the promissory note underling the loan arrangement with The Mann Group was amended to, among other things, extend the maturity date of the loan until January 5, 2020 and extend the date through which the Company can borrow under the loan arrangement to December 31, 2019.

Conference Call

MannKind management will host a conference call to discuss these results today at 5:00 p.m. Eastern Time. To participate in the call please dial (800) 447-0521 or (847) 413-3238 and use the participant passcode: 34087264. To listen to the call via the Internet please visit http://www.mannkindcorp.com. The web site replay will be available for 14 days. A telephone replay will be accessible for approximately 14 days following completion of the call by dialing (888) 843-7419 or (630) 652-3042 and use the participant passcode: 3408 7264#.

About MannKind Corporation

MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes. Its lead product candidate, AFREZZA®, has completed Phase 3 clinical trials.

MannKind maintains a website at http://www.mannkindcorp.com to which MannKind regularly posts copies of its press releases as well as additional information about MannKind. Interested persons can subscribe on the MannKind website to e-mail alerts that are sent automatically when MannKind issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the website.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Words such as "believes," "anticipates," "plans," "expects," "intend," "will," "goal," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, difficulties or delays in obtaining regulatory feedback or completing and analyzing the results of clinical studies, MannKind’s ability to manage its existing cash resources or raise additional cash resources, stock price volatility and other risks detailed in MannKind's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

MannKind Corporation (A Development Stage Company) Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,		Cumulative period from February 14, 1991 (date of inception) to
	2013	2012	2013	2012	September 30, 2013
Revenue	$—	$35	$—	$35	$3,166

Operating expenses:
Research and development	27,281	25,453	80,731	76,247	1,548,304
General and administrative	17,481	10,069	42,053	37,262	467,757
In-process research and development costs	—	—	—	—	19,726
Goodwill impairment	—	—	—	—	151,428

Total operating expenses	44,762	35,522	122,784	113,509	2,187,215

Loss from operations	(44,762)	(35,487)	(122,784)	(113,474)	(2,184,049)
Other income (expense)	10	(2,651)	48	12,078	(2,219)
Interest expense on note payable to
related party	(1,745)	(2,245)	(5,123)	(8,321)	(43,948)
Interest expense on senior convertible
notes and facility financing
obligation	(4,323)	(2,859)	(10,052)	(8,278)	(49,985)
Interest income	2	—	4	2	37,000

Loss before benefit for income taxes	(50,818)	(43,242)	(137,907)	(117,993)	(2,243,201)
Income tax benefit	—	408	—	408	382

Net loss	(50,818)	(42,834)	(137,907)	(117,585)	(2,242,819)
Deemed dividend related to beneficial
conversion feature of convertible
preferred stock	—	—	—	—	(22,260)
Accretion on redeemable preferred
stock	—	—	—	—	(952)

Net loss applicable to common
stockholders	$(50,818)	$(42,834)	$(137,907)	$(117,585)	$(2,266,031)

Net loss per share applicable to
common stockholders — basic and
diluted	$(0.17)	$(0.22)	$(0.48)	$(0.71)

Shares used to compute basic and
diluted net loss per share applicable
to common stockholders	296,386	190,534	286,889	164,611

MannKind Corporation
(A Development Stage Company)
Condensed Consolidated Balance Sheet
(Unaudited)
(in thousands)

	September 30, 2013	December 31, 2012

Assets
Current assets:
Cash and cash equivalents	$93,803	$61,840
Prepaid expenses and other current assets	5,526	4,970
Total current assets	99,329	66,810
Property and equipment — net	177,829	183,961
Other assets	10,450	543
Total	$287,608	$251,314

Liabilities and Stockholders’ Deficit
Current liabilities	$217,387	$144,775
Senior convertible notes	97,889	97,583
Note payable to related party	119,635	119,635
Other liabilities	20,419	—
Stockholders’ deficit	(167,722)	(110,679)
Total	$287,608	$251,314

CONTACT:
Company Contact:
MannKind Corporation
Matthew J. Pfeffer
Chief Financial Officer
661-775-5300
mpfeffer@mannkindcorp.com